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                                                                    EXHIBIT 99.2


                                  PHYCOR, INC.

                           CAREWISE STOCK OPTION PLAN

            (FORMERLY ADOPTED BY CAREWISE, INC. AS THE CAREWISE, INC.
                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN)

SECTION 1. PURPOSE

         This PhyCor, Inc. CareWise Stock Option Plan (the "Plan") was established by CareWise, Inc. in order to provide a means whereby selected employees, directors, officers, agents, consultants, advisors and independent contractors of CareWise, Inc., or of any parent or subsidiary (as defined in subsection 5.8 and referred to hereinafter as "related corporations") thereof, could be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of CareWise, Inc., in order to attract and retain the services or advice of such employees, directors, officers, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in CareWise, Inc.

         Pursuant to a merger transaction that became effective on July 1, 1998, CareWise, Inc. has become a wholly-owned subsidiary of PhyCor, Inc. (the "Company") and the Company desires to adopt the Plan in order to provide for the continuation of the options that were granted under the Plan and were not exercised or forfeited at or prior to such merger transaction. The Company intends that the assumption of the options previously granted hereunder be treated as the assumption of a stock option in a transaction to which section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"), applies.

SECTION 2. ADMINISTRATION

         This Plan shall be administered by the compensation committee of the board of directors of the Company (the "Board") or any such other committee that is designated by the Board to administer the Plan. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

         In the event a member of the Plan Administrator may be eligible, subject to the restrictions set forth in Section 4, to participate in this Plan, no member of the Plan Administrator shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options to directors, then any option granted under this Plan to a director for his or her services as such shall be approved by the full Board.

         The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may






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from time to time remove members from or add members to the committee. Vacancies on the committee, however caused, shall be filled by the Board.

         2.1      PROCEDURES

         The Plan Administrator is empowered to adopt administrative rules to govern the administration of the Plan.

         2.2      RESPONSIBILITIES

         Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

         2.3      RULE 16B-3 COMPLIANCE AND BIFURCATION OF PLAN

         It is the intention of the Company that this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

SECTION 3.  SHARES SUBJECT TO THIS PLAN

         The shares subject to this Plan shall be the Company's Common Stock, no par value per share (the "Common Stock"), currently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 597,881 shares of Common Stock. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for





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replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options.

SECTION 4.  ELIGIBILITY

         An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company or a related corporation. A nonqualified stock option may be granted to any employee, director, officer, agent, consultant, advisor or independent contractor of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

SECTION 5.  TERMS AND CONDITIONS OF OPTIONS

         Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

         5.1  NUMBER OF SHARES AND PRICE

         The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator; provided, however, that the maximum number of shares with respect to which an option or options may be granted to any Optionee in any one fiscal year of the Company shall not exceed 300,000 shares (the "Maximum Annual Optionee Grant"), and provided further that the Plan Administrator shall act in good faith to establish an exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and not less than 85% of the fair market value of the Common Stock at the time the option is granted with respect to nonqualified stock options, and that, with respect to incentive stock options granted to greater than 10% stockholders, the exercise price shall be as required by subsection 6.1.

         5.2  TERM AND MATURITY

         Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% stockholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall it exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. All options which were granted by CareWise, Inc. and which are assumed hereunder by the Company shall be immediately exercisable. All terms of maturity and expiration




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described herein with respect to options shall be calculated by reference to the original grant date of the respective options by CareWise, Inc. prior to the assumption of this Plan by the Company.

         5.3  EXERCISE.

         Each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option hereunder and that only whole shares will be issued pursuant to the exercise of any option. An Option shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

         5.4  PAYMENT OF EXERCISE PRICE

         Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the shares being purchased.

         The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

                  (a) delivery of shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months; or

                  (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

         5.5  WITHHOLDING TAX REQUIREMENT

         The Company or any related corporation shall have the right to retain and withhold from any payment of cash or shares of Common Stock under this Plan the





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amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. Any such election must satisfy all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         5.6      HOLDING PERIODS

         The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to one year after the option is exercised and two years after the option is granted.

         5.7  TRANSFERABILITY OF OPTIONS

         Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 under the Exchange Act and other applicable law and regulation, the Plan Administrator may permit an Optionee to (i) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Optionee by giving written notice to the Company revoking any earlier designation and making a new designation) or (ii) with respect to nonqualified stock options, transfer the option and the rights and privileges conferred hereby.






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         5.8      TERMINATION OF RELATIONSHIP

         If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option. If, in the case of an incentive stock option, an Optionee's relationship with the Company or any related corporation changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or any related corporation and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.8. Upon the expiration of the three-month period following cessation of employment in the case of an incentive stock option, or at any time prior to the expiration of the option in the case of a nonqualified stock option, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation to any date up to the termination or expiration of the option. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment the option will no longer qualify as an incentive stock option under the Code.

         If an Optionee is terminated for cause, each option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, the Optionee's rights under each option granted hereunder likewise shall be suspended during the period of investigation.

         If an Optionee's relationship with the Company or any related corporation ceases because of a disability (as defined in section 22(e)(3) of the Code), the Optionee's option shall not terminate until the end of the 12-month period following such cessation (unless by its terms it sooner terminates or expires). In the case of incentive stock options, cessation of an Optionee's relationship shall occur upon termination of employment with the Company and related corporations.

         Options granted under the Plan shall not be affected by any change of relationship with the Company so long as the Optionee continues to be an employee, director, officer, agent, consultant, advisor or independent contractor of





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the Company or of a related corporation; however, a change in an Optionee's status from an employee to a nonemployee (e.g., consultant or independent contractor) shall result in the termination of an outstanding incentive stock option held by such Optionee. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to incentive stock options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         As used herein, the term "related corporation," when referring to a subsidiary corporation shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         5.9      DEATH OF OPTIONEE

         If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass (i) by will or by the applicable laws of descent and distribution or (ii) by a designation or transfer pursuant to Section 5.7.

         5.10     NO STATUS AS STOCKHOLDER

         Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.






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         5.11     CONTINUATION OF RELATIONSHIP

         Nothing in this Plan or in any option shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

         5.12     MODIFICATION AND AMENDMENT OF OPTION

         Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend any outstanding option granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee.

         5.13     LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS

         As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the shares (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

SECTION 6.  GREATER THAN 10% STOCKHOLDERS

         6.1      EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS

         If an incentive stock option is granted under this Plan to any employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the shares at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary teens contained in an option agreement or any other document.






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         6.2      ATTRIBUTION RULE

         For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the shares owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase shares of the Company, the shares subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, shares owned by an employee shall include all shares actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

SECTION 7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         The aggregate number and class of shares for which options may be granted under this Plan, the Maximum Annual Optionee Grant set forth in Section 5.1, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

         7.1      EFFECT OF LIQUIDATION OR REORGANIZATION

                  7.1.1    CASH, STOCK OR OTHER PROPERTY FOR STOCK

                           Except as provided in subsection 7.1.2, upon a merger
                  (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation' acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.






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                  7.1.2    CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

                           If the stockholders of the Company receive capital
                  stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

         7.2      FRACTIONAL SHARES

         In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

         7.3      DETERMINATION OF BOARD TO BE FINAL

         All Section 7 adjustments shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

SECTION 8.  SECURITIES REGULATION

         Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933,





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as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws.

SECTION 9.  AMENDMENT AND TERMINATION

         9.1      BOARD ACTION

         The Board may at any time suspend, amend or terminate this Plan, provided that, the Company's shareholders must approve any amendment which will increase the number of shares that may be issued under this Plan.

         Such shareholder approval must be obtained within 12 months of the adoption by the Board of such amendment.

         Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.






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         9.2      AUTOMATIC TERMINATION

         Except for options that are assumed by the Company that were previously granted by CareWise, Inc., no new options shall be granted under this Plan after it is adopted by the Board. Otherwise, this Plan shall continue to govern all options that were granted hereunder until such options are terminated, exercised or assumed in a subsequent transaction. Any other amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

SECTION 10.  EFFECTIVENESS OF THIS PLAN

         This Plan shall become effective upon adoption by the Board.



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